                                                                 EXHIBIT 2.1

                     UNITED STATES BANKRUPTCY COURT
                      EASTERN DISTRICT OF MISSOURI
                           EASTERN DIVISION

In re:                            )          Case No. 02-53005-659
                                  )
                                  )          (Jointly Administered)
PRESIDENT CASINOS, INC., et al.,  )
                                  )          Chapter 11 Proceedings before
             Debtors.             )          the Honorable Kathy A.
                                  )          Surratt-States
                                  )
PRESIDENT RIVERBOAT CASINO-       )
MISSOURI, INC.                    )
                                  )
                                  )
                                  )
                                  )
                                  )

                           FOURTH AMENDED
                  CHAPTER 11 PLAN OF REORGANIZATION
                  DATED OCTOBER 17, 2006 FOR DEBTOR
               PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

    President Riverboat Casino-Missouri, Inc. ("PRC-MO" or the "Debtor"), debtor and debtor in possession in the above-captioned chapter 11 bankruptcy case (the "Chapter 11 Case"), hereby respectfully proposes the following Chapter 11 Plan of Reorganization (as amended from time to time, "Plan") in the Chapter 11 Case. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtor's history, business, property and operations, a summary and analysis of this Plan, and certain related matters. The Debtor is the proponent of this Plan within the meaning of Section 1129 of the Bankruptcy Code (as that term is defined herein). Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, Debtor, as the proponent of the Plan, reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

                               ARTICLE I
                  DEFINITIONS, RULES OF INTERPRETATION,
                  COMPUTATION OR TIME AND GOVERNING LAW

    1.1 Defined Terms. The following terms used in this Plan shall have the respective meanings specified below. Terms defined in the Disclosure Statement, unless also defined herein, shall have the same meanings when used herein.

    "Administrative Expense Claim" means any Claim, other than an Intercompany Administrative Expense Claim, of the kinds described in Sections 364(a), 364(b), 507(a)(1), 507(b), 1129(a)(4) or 1114(e)(2) of the Bankruptcy Code, or
a cost or expense of administration of the Chapter 11 Case allowed under Sections 503(b) or 546(c)(2)(A) of the Bankruptcy Code, including, but not limited to, any actual and necessary costs and expenses of preserving the Estate, any actual and necessary expenses of operating the business of the Debtor, including, without limitation, loans or other advances to and letter of credit arrangement for the Debtor as debtor in possession, all compensation of any Professionals, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code, and any fees or charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code.

    "Affiliate Chapter 11 Cases" means, collectively, the proceedings of the Affiliate Debtors pending before the Court under Chapter 11 of the Bankruptcy Code, and "Affiliate Chapter 11 Case", is any one or each of such proceedings of an Affiliate Debtor.

    "Affiliate Debtors" means PCI, PRC-MS, Holdings, Management Company, Vegas Vegas, BHI and Blackhawk, each of which is or has been a debtor and debtor in possession in proceedings under Chapter 11 of the Bankruptcy Code that are jointly administered by the Bankruptcy Court with that of the Chapter 11 Case and are pending before the Bankruptcy Court.

    "Allowed Administrative Claim" or "Allowed Administrative Expense Claim" means any Administrative Expense Claim (including any interest for which the Debtor is legally obligated) (i) incurred or arising after the Petition Date and prior to the Effective Date, (ii) which is not disputed by the Debtor, the Distribution Trustee, or the United States Trustee and (iii) as to which no objection to the allowance of such Administrative Expense Claim has been filed by the Debtor, the Reorganized Debtor, or the United States Trustee. The Prior Majority Noteholders' Substantial Contribution Claim in the amount of $258,723.10 and the PCI Ad Hoc Equity Committee Substantial Contribution Claim in the amount of (i) $557,037.29 plus (ii) additional substantiated fees and expenses in an amount not to exceed $17,962.71 shall be treated and paid as Allowed Administrative Claims pursuant to the terms and conditions of this Plan. Further, the Intercompany Administrative Claims shall be extinguished without payment except as otherwise provided herein with respect to those amounts to be paid pursuant to the Intercompany Transaction Orders.

    "Allowed Claim" means a Claim, other than an Administrative Expense Claim, or any portion thereof (i) as to which (a) no proof of claim has been timely or deemed timely filed and (b) the liquidated and non-contingent amount of which has been scheduled by the Debtor pursuant to the Bankruptcy Code as undisputed, or (ii) as to which a proof of claim has been timely filed in a liquidated amount provided that (a) no objection to the allowance of such Claim or motion to expunge such Claim has been filed before any final date for the filing of such objections or motion as set forth herein or (b) if such objection or motion has been filed and not withdrawn, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled), or (iii) as to which a Final Order has been entered allowing such Claim. "Allowed Claim" shall not include interest on the principal amount of such Claim accruing from and after the Petition Date. Except as otherwise allowed by the Bankruptcy Court pursuant to Section 506(b) of the Bankruptcy Code, or provided in this Plan, "Allowed Claim" shall not include fees, costs or charges related to such Claim incurred from and after the Petition Date.

    "Assumed Contracts" means all unexpired leases and executory contracts either (a) described as "Assumed Executory Leases and Executory Contracts" under the PRC-MO Stock Sale Agreement (a copy of which is attached hereto as part of Group Exhibit A), or (b) designated by the Debtor in an exhibit to the Plan Supplement as an executory contract or unexpired lease that the Debtor or Reorganized Debtor, as the case may be, is assuming under this Plan or otherwise pursuant to Section 365(a) of the Bankruptcy Code.

    "Available Assets" means all Cash, securities and any other property to be distributed to the holders of Allowed Claims less the amount of Cash, securities or other property deposited into the Disputed Claims Reserve or the Distribution Trust Administrative Reserve.

    "Available Cash" means those Available Assets that constitute Cash.

    "Aylsworth" means John S. Aylsworth, President, Chief Executive Officer, Chief Operating Officer and Director of PCI.

    "Ballot" means the ballot accompanying the Disclosure Statement upon which a holder of an Impaired Claim entitled to vote on this Plan shall indicate acceptance or rejection of this Plan in accordance with the instructions regarding voting.

    "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

    "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, or any other court of competent jurisdiction exercising jurisdiction over the Chapter 11 Case.

    "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as promulgated under Section 2075, Title 28, United States Code and as amended from time to time, as supplemented by the local rules of the Bankruptcy Court.

    "Bar Date" means the date(s) designated by the Bankruptcy Court as the last date for filing proofs of Claim (including any Administrative Expense Claim) against or Equity Interests in the Debtor.

    "BHI" means Broadwater Hotel, Inc., a Mississippi corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40134.

    "Blackhawk" means TCG/Blackhawk, Inc., an Iowa corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40135.

    "Bondholders" shall have the meaning ascribed to such term in Section 3.2(e)(2)(ii) of this Plan.

    "Business Day" means any day except Saturday, Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

    "Cash" means cash and cash equivalents.

    "Casino Assets" means the Riverboat Casino Assets as defined in this Plan.

    "Chapter 11 Case" means the Debtor's proceedings under Chapter 11 of the Bankruptcy Code. "Chapter 11 Cases" means the Chapter 11 Case and the Affiliate Chapter 11 Cases.

     "Claim" means any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

    "Class" means a category of holders of Claims or Equity Interests as designated in Article III of this Plan.

    "Collateral" means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

    "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

    "Confirmation Date" means the date upon which the Confirmation Order has been entered on the docket by the Clerk of the Bankruptcy Court within the meaning of Bankruptcy Rules 5003 and 9021.

    "Confirmation Hearing" means the hearing, including any continued or adjourned session thereof, at which time the Bankruptcy Court will consider and determine whether to confirm this Plan.

    "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

    "Connelly" means John E. Connelly, a former Chairman of the Board of Directors of PCI.

    "Cure" means the payment of Cash by the Debtor, or the Reorganized Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under any Assumed Contract.

    "Debtor" means President Riverboat Casino-Missouri, Inc.

    "Debtor-In-Possession" means the Debtor, when exercising its rights, powers and duties under Section 1107(a) of the Bankruptcy Code in the Chapter 11 Case.

    "Disallowed Claim" means that portion of any Claim that (a) has been disallowed by a Final Order, or (b) has not been scheduled by the Debtor or has been scheduled by the Debtor as zero or as contingent, disputed or unliquidated and as to which no proof of claim has been timely filed or deemed timely filed.

    "Disbursing Agent" means the Distribution Trustee or the Person appointed
                                      4
by the Debtor or the Distribution Trustee in the manner and with the powers and responsibilities described in Section 6.2 of this Plan, and any other party to whom the rights and duties of making disbursements called for under this Plan is assigned or may be delegated as provided under this Plan (as the same may be modified in accordance herewith).

    "Disclosure Statement" means the Debtor's Disclosure Statement which relates to this Plan, which has been prepared and distributed pursuant to an order of the Bankruptcy Court approving the same in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018, as the same may be further amended and supplemented from time to time hereafter.

    "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; or (b) as to which the Debtor or any other party in interest has interposed a timely objection or request for estimation, reduction or disallowance in accordance with the Bankruptcy Code, the Bankruptcy Rules and the local rules of the Bankruptcy Court, or is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, reduction, disallowance or dispute has not been withdrawn, with prejudice, or determined by a Final Order.

    "Disputed Claims Reserve" means, in the event there exists any Disputed Claim on or after the Effective Date, Cash to be set aside by the Debtor or the Distribution Trustee in a separate, interest-bearing account, and, if applicable, securities to be held in escrow by the Debtor or Distribution Trustee in an amount sufficient to pay all such Disputed Claims in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims, and to be maintained under this Plan, as set forth more fully in
Article VII of this Plan.

    "Distribution" means any distribution to be made to Holders of Allowed Claims and Equity Interests pursuant to this Plan.

    "Distribution Date" means any date on which a distribution is to be made under this Plan.

    "Distribution Record Date" means the Effective Date.

    "Distribution Trust" means the trust established pursuant to Section 5.8 hereof and the Distribution Trust Agreement to hold the Distribution Trust Assets and make distributions to holders of Allowed Claims and Allowed Administrative Expense Claims.

    "Distribution Trust Administration Reserve" means the amount of Cash estimated and reserved by the Debtor or the Distribution Trustee, as appropriate, to be necessary to adequately fund the administration of this Plan and the Chapter 11 Case on and after the Effective Date.

    "Distribution Trust Agreement" means that certain agreement establishing and delineating the terms of the Distribution Trust, to be filed as part of the Plan Supplement.

    "Distribution Trust Assets" means all assets to be transferred by the Debtor under this Plan into the Distribution Trust, including, but not limited to, (i) the PRC-MO Stock Sale Proceeds, (ii) all Cash (including, without limitation, the Debtor's interest in a $1.5 million cash deposit made by Columbia Sussex Corporation in connection with an aborted purchase of the Riverboat Casino Assets, the Debtor's interest in a $525,000 bond posted by the Debtor and PCI in connection with certain litigation pending against Columbia Sussex Corporation, the proceeds from the sale of the Main Office and certain related assets not subject to the PRC-MO Stock Sale Agreement (such Main Office and certain related assets having been sold pursuant to Order of the Bankruptcy Court entered on June 9, 2005 as Docket Entry # 818) and checks received prior to the PRC-MO Stock Sale Closing Date, whether or not deposited or cleared prior to the PRC-MO Stock Sale Closing Date, but excluding all cash in cashiers' cages, vaults, carts, drawers, cash registers and gaming devices and machines to remain in Debtor as required by the Missouri Gaming Commission), (iii) Debtor's causes of action, including, without limitation, those under Chapter 5 of the Bankruptcy Code, and those relating to the barge collision matter, the recovery of sales tax and claims asserted against Columbia Sussex Corporation as described in greater detail in Debtor's Disclosure Statement; (iv) all rights of the Debtor under employee benefit plans and related trusts and insurance policies and similar arrangements sponsored or maintained by the Debtor or PCI for current or former employees of the Debtor; (v) all outstanding claims of the Debtor arising under the Debtor's insurance policies prior to the PRC-MO Stock Sale Closing Date; and
(vi) all rights to any refunds for taxes accruing to the Debtor for the period prior to and including the PRC-MO Stock Sale Closing Date, including but not limited to all claims for refund for Missouri state and local sales and use taxes, regardless whether such claims were actually filed prior to the Closing Date.

    "Distribution Trustee" means the Person designated to serve as the trustee of the Distribution Trust pursuant to Section 5.8 hereof and identified in the Distribution Trust Agreement (or any successor trustee of the Distribution Trust), in its capacity as the trustee of the Distribution Trust.

    "DTC" means The Depository Trust Company, and any successor thereto.

    "Effective Date" means the date on which each of the conditions precedent set forth in Section 9.2 have been either satisfied or, in accordance with
Section 9.3, waived.

    "Entity" has the meaning set forth in Section 101 of the Bankruptcy Code and also means, without limitation, a joint venture, trust, estate, an unincorporated association or organization, a limited liability company, governmental entity or political subdivision, agency or representative thereof, or any other entity.

    "Equity Interest" means any equity interest in Debtor prior to the PRC-MO Stock Sale Closing Date, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock (including common stock or preferred stock), together with any existing options, warrants or rights, contractual or otherwise, to acquire such equity interests at any time. "Equity Interests" means each and every such Equity Interest.

    "Estate" means the estate created pursuant to Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

    "Final Order" means an order or judgment of the Bankruptcy Court or other applicable court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Distribution Trustee, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

    "General Unsecured Claim" means any Unsecured Claim that is not either an Intercompany Claim or any of the Unsecured Note Claims.

    "Holdings" means PRC Holdings Corporation, a Delaware corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40131.

    "Indentures" means, collectively, the 13% Note Indenture and 12% Note Indenture.

    "Indenture Trustees" means, collectively, the 13% Note Indenture Trustee and the 12% Note Indenture Trustee.

    "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

    "Intercompany Administrative Expense Claim" means an Administrative Claim against the Debtor held by any one or more of the Affiliate Debtors arising from any post-petition transaction or relationship. "Intercompany Administrative Expense Claims" means each and every Intercompany Administrative Expense Claim. These claims will be extinguished without payment; provided, however, that nothing in this Plan shall in any way modify the terms and conditions of the Intercompany Transaction Orders and the rights to payment arising thereunder.

    "Intercompany Claim" means any Claim against the Debtor held by any one or more of the Affiliate Debtors arising from any pre-petition transaction or relationship. "Intercompany Claims" means each and every Intercompany Claim.

    "Intercompany Transaction Orders" means that certain Order Authorizing Debtor's Continued Performance of Certain Intercompany Transactions entered by the Bankruptcy Court in the Chapter 11 Case of PCI on January 22, 2003 (Docket Entry No. 125) and that certain Order Granting Motion by Debtor PRC-MS for Authorization to Continue Performance of Certain Intercompany Transactions entered by the Bankruptcy Court in the Chapter 11 Case of PRC-MS on February 25, 2003 (Docket Entry No. 158) and any other such orders entered by the Bankruptcy Court.

    "JECA" means J. Edward Connelly Associates, Inc., a Pennsylvania corporation.

    "JECA Designation Agreements" means the Agreements attached as Exhibits C and D to the Disclosure Statement.

    "JECA Designees" means Aylsworth, Wirginis and Vaclavik to extent each such individual has been assigned JECA's rights, claims and/or interests in the Mississippi Asset Sale Proceeds pursuant to the terms of the JECA Designation Agreements and the Mississippi Plan.

    "JECA Proceeds Distribution Agreement" means that certain JECA Proceeds Distribution Agreement more particularly described in the Disclosure Statement and attached thereto as Exhibit D.

    "Lien" has the meaning set forth in Section 101 of the Bankruptcy Code.

    "Management Company" means PRC Management, Inc., a Pennsylvania corporation, and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40132.

    "Master Ballot" means a summary "master" Ballot, in a form approved by the Bankruptcy Court, that will be distributed, where appropriate, to the transfer agents, registrars, servicing agents, debt nominees or other intermediaries that hold Note Claims for, or on behalf of, beneficial holders of the respective Note Claims.

    "Miscellaneous Sale Transaction" means a sale of any saleable asset from the Distribution Trust.

    "Mississippi Plan" means the First Amended Plan of Liquidation of PRC-MS, Vegas Vegas and BHI dated April 19, 2005, together with all modifications thereof, as confirmed by Order of the Bankruptcy Court entered May 27, 2005.

    "New Owner" means Pinnacle Entertainment, Inc., a Delaware corporation, and its permitted successors and assigns as provided under the PRC-MO Stock Sale Agreement.

    "90 Day United States Treasuries" means direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which investments must mature within ninety (90) days from the time of acquisition thereof).

    "Non-Tort Related Claims" means all Claims other than Tort-Related Claims. "Notes" means, collectively, the 13% Notes and 12% Notes.

    "Note Claims" means, collectively, the 13% Note Claims and the 12% Note Claims. A "Note Claim" is any one of such Claims.

    "Organizational Documents" means the corporate formation and other organizational documents of the Debtor existing as of the Petition Date, including but not limited to certificates of incorporation and bylaws.

    "Other Priority Claim" means a Claim, other than an Administrative Expense Claim and Priority Tax Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

    "Other Secured Claim" means a Secured Claim other that the 12% Note Secured Claims.

    "PBHLLC" means President Broadwater Hotel, L.L.C., a Mississippi limited liability company owned by JECA and BHI.

    "PCI" means President Casinos, Inc., a Delaware corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 02-53005.

    "PCI Ad Hoc Equity Committee" means that certain ad hoc committee of equity security holders of PCI formed in May, 2006 and comprised of (a) Terrence Wirginis, (b) M. Scott Zegeer, and (c) Greg Carlin on behalf of Clam Partners, LLC.

    "PCI Ad Hoc Equity Committee Substantial Contribution Claim" means legal and other fees and expenses incurred by the PCI Ad Hoc Equity Committee, pursuant to Section 503(b)(3)(D) or 503(b)(4) of the Bankruptcy Code, from the date of its formation through the date of its dissolution. Upon the Effective Date, the PCI Ad Hoc Equity Committee Substantial Contribution Claim shall be deemed an Allowed Administrative Expense Claim in the amount of (i) $557,037.29 plus (ii) additional substantiated fees and expenses in an amount not to exceed $17,962.71, and shall be disbursed to the party or parties identified by counsel to the PCI Ad Hoc Equity Committee in writing delivered to Debtor's counsel by the Effective Date in a time and manner consistent with other Allowed Administrative Expense Claims.

    "PCI Official Equity Committee" means the Official Committee of Equity Security Holders appointed by the Office of the United States Trustee in the Affiliate Chapter 11 Case of PCI, as such committee may be reconstituted from time to time.

    "PCI Settlement Agreement" means the Settlement Agreement dated as of October 10, 2006 by and among Pinnacle, the PCI Official Equity Committee, PCI, the Debtor and Terrence L. Wirginis as approved by the Bankruptcy Court pursuant to the PCI Settlement Order.

    "PCI Settlement Order" means the Order entered by the Bankruptcy Court on or about October 17, 2006 approving the PCI Settlement Agreement. True and correct copies of the PCI Settlement Order and the PCI Settlement Agreement are together attached hereto as Group Exhibit B and are incorporated by reference herein.

    "Person" means and includes a natural person, individual, partnership, corporation (as defined in Section 101(a) of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, business trusts, unincorporated organizations or associations, or other organizations, irrespective of whether they are legal entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal entities; provided, however, "Person" does not include governmental units, except that a governmental unit that (a) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver of a Person; (b) is a guarantor of a pension benefit payable by or on behalf of the Debtor or an affiliate of the Debtor; or (c) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in Section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in Section

457(b) of the Internal Revenue Code of 1986, shall be considered for purposes of Section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.

    "Petition Date" means June 20, 2002, the date on which the Debtor filed the petition for relief commencing the Chapter 11 Case.

    "Pinnacle" means Pinnacle Entertainment, Inc., a Delaware corporation.

    "Plan" means this Plan of Reorganization, as the same may be further amended or modified from time to time pursuant to this Plan and the Bankruptcy Code.

    "Plan Supplement" means the compilation of documents and forms of documents, including, without limitation the list of the executory contracts and unexpired leases that Debtor, or Reorganized Debtor, as the case may be, is assuming pursuant to the Plan, as specified in this Plan, which will be filed by Debtor with the Bankruptcy Court on or before the date of the hearing to approve the Disclosure Statement.

    "PRC-MO" means President Riverboat Casino-Missouri, Inc., a Missouri corporation and the debtor in this Chapter 11 proceeding pending before the Bankruptcy Court and assigned Case Number 02-53006.

    "PRC-MO Stock Sale Agreement" means the Riverboat Casino Sale and Purchase Agreement, dated February 24, 2006, by and among PCI, the Debtor and New Owner (together with all exhibits and schedules thereto and any modifications and assignments thereof and supplements thereto entered into in accordance with the foregoing documents and the PRC-MO Stock Sale Order, including without limitation, (a) that certain letter agreement of even date therewith entered into by and among PCI, Debtor and New Owner relating to the sale and purchase of the Cherrick Lot and the other Additional Real Estate as described in the PRC-MO Stock Sale Agreement, and (b) the PCI Settlement Agreement.

    "PRC-MO Stock Sale Closing" means the closing of the sale and purchase of the Equity Interests and the other transactions contemplated in the PRC Stock Sale Agreement.

   "PRC-MO Stock Sale Closing Date" means the date on which the PRC-MO Stock Sale Closing occurs. The PRC-MO Stock Sale Closing Date could be the same date as the Effective Date.

    "PRC-MO Stock Sale Order" means the Order Granting Motion for Orders (A) Authorizing Sale of Assets Free and Clear of All Liens, Claims and Encumbrances, Subject to Higher and Better Offers, (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases;
(C) Establishing Sale and Bidding Procedures, (D) Approving Break-up Compensation and Expense Reimbursement, and (E) Approving Compromise and Settlement filed by Debtor President Casinos, Inc. entered by the Bankruptcy Court on May 26, 2006 (Docket No. 1230). A true and correct copy of the PRC-MO Stock Sale Order and a true and correct copy of the PRC-MO Stock Sale Agreement are together attached hereto as Group Exhibit A and are incorporated by reference herein.

    "PRC-MO Stock Sale Proceeds" means those proceeds to be paid by New Owner upon the closing of the PRC-MO Stock Sale Transaction that the Bankruptcy

    "PRC-MS" means President Riverboat Casino-Mississippi, Inc., a Mississippi Court determines (following a hearing held prior to or in connection with the confirmation of the Plan upon the filing of a separate motion and on such notice as the Court may require) must be allocated to the Debtor.

    "PRC-MO Stock Sale Transaction" means the sale by PCI to New Owner of 100% of PCI's Equity Interests in the Debtor, upon the terms approved by the Bankruptcy Court by the PRC-MO Stock Sale Order, as amended by the PCI Settlement Order.

corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40130.

    "Prior Majority Noteholders" means SunAmerica Inc. and MacKay Shields L.L.C. A "Majority Noteholder" is any one of the Prior Majority Noteholders. The Prior Majority Noteholders were denominated the "Proposing Creditors" under the Mississippi Plan.

    "Prior Majority Noteholders' Substantial Contribution Claim" means legal and other fees and expenses incurred by Prior Majority Noteholders in connection with their making a substantial contribution to the Debtor's Case, pursuant to Section 503(b)(3)(D) or 503(b)(4) of the Bankruptcy Code, including, but not limited to, all fees and expenses incurred by Prior Majority Noteholders from the Petition Date through the date that venue of the Chapter 11 Case of Debtor was transferred from the Southern District of Mississippi, Southern District, to the Eastern District of Missouri, Eastern Division, and all fees and expenses associated with the formulation, drafting, prosecution and attempted implementation of predecessors to this Plan and the Disclosure Statement. Upon the Effective Date, the Prior Majority Noteholders' Substantial Contribution Claim shall be deemed an Allowed Administrative Expense Claim in the amount of Two Hundred Fifty Eight Thousand Seven Hundred Twenty Three and 10/100 Dollars ($258,723.10) and shall be disbursed to the party or parties identified by counsel to the Prior Majority Noteholders in writing delivered to Debtor's counsel by the Effective Date in a time and manner consistent with other Allowed Administrative Expense Claims; provided, however, that the Prior Majority Noteholders shall not be required to submit an application for allowance of the Prior Majority Noteholders' Substantial Contribution Claim as a condition to payment thereof; and provided further that the Prior Majority Noteholders' Substantial Contribution Claim is allowed in this Case only on the condition that Prior Majority Noteholders shall not assert a claim against the other Affiliate Debtors and their respective estates for payment that in the aggregate exceeds two hundred fifty eight thousand seven hundred twenty three and 10/100 ($258,723.10). The Prior Majority Noteholders' Substantial Contribution Claim was denominated the "Proposing Creditors" Substantial Contribution Claim under the Mississippi Plan and the Prior Majority Noteholders' Substantial Contribution Claim and the Proposing Creditors' Substantial Contribution Claim are one and the same Claim.

    "Priority Tax Claim" means any Claim of a government unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

    "Professional Fees" means fees for services rendered, and/or reimbursement of costs and expenses incurred by any Professional employed by or on behalf of the Debtor, the Unsecured Creditors' Committee or the PCI Official Equity

Committee from the Petition Date through and including the Effective Date.

    "Professional Fee Claim" means a Claim for Professional Fees.

    "Professionals" means all professionals employed in the Chapter 11 Case pursuant to Sections 327, 328 or 1103 of the Bankruptcy Code, all professionals employed by the PCI Official Equity Committee, all professionals entitled to compensation or reimbursement of expenses pursuant to Sections 328, 329, 330, 331 503(b), 506(b) or 1129(a)(4) of the Bankruptcy Code, and
all professionals employed post-Effective Date pursuant to the terms of this Plan.

   "Pro Rata" means, unless this Plan provides otherwise, at any time, (a) in respect of a single Class of Claims, the proportion that the Allowed Amount of a Claim in a particular Class bears to the aggregate Amount of all Allowed Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class; and (b) in respect of two or more Classes of Claims, the proportion that the Allowed Amount of a Claim in a particular Class bears to the aggregate Amount of all Allowed Claims (including Disputed Claims, but excluding Disallowed Claims) in such Classes.

    "Reorganized Debtor" means the Debtor after the Effective Date.

    "Reorganized Debtor Liabilities" means those liabilities of the Debtor described in Section 5.6 below that, following the Effective Date, will remain liabilities of the Reorganized Debtor, but not the Distribution Trust. The Reorganized Debtor Liabilities are the "Company Liabilities" and the "Assumed Liabilities" as described in the PRC-MO Stock Sale Agreement.

    "Rights of Action" means all claims, demands, rights, actions, rights of action and suits of the Debtor or the Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after a Petition Date, in contract or in tort, at law or in equity, under the Bankruptcy Code, under this Plan, or under any other applicable law or theory of law, including (but not limited to): (a) rights of setoff, counterclaim, recoupment, replevin or reclamation and claims on contracts or for breaches of duties imposed by law; (b) the right to object to Claims or Equity Interests; (c) claims pursuant to Section 362 of the Bankruptcy Code;
(d) claims and defenses such as misrepresentation, fraud, mistake, duress, and usury; and (e) all avoiding powers, rights to seek subordination, re-characterization of debt into equity and all rights and remedies under Sections 502(d), 506, 509, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551,
552, 553 and/or 724 of the Bankruptcy Code, and any fraudulent conveyance, fraudulent transfer, or preferential transfer action under any applicable law or in equity.

    "Riverboat Casino" shall have the meaning ascribed to it by the PRC-MO Stock Sale Agreement, and includes the Debtor's riverboat casino located on the Mississippi River riverfront in St. Louis, Missouri (known as the Admiral and bearing Official No. 204086) from which the Debtor operates a gaming casino business, the barge to which it is moored (known as Admiral Barge One and bearing Official No. 689603) and the porte-cochere connecting same.

    "Riverboat Casino Assets" shall have the meaning ascribed to it by the PRC-MO Stock Sale Agreement, and includes all assets, properties and rights owned by Debtor or otherwise material to the operation of the Riverboat Casino wherever such assets, properties and rights are located, and whether real, personal or mixed, tangible or intangible, other than Excluded Assets (as defined in the PRC-MO Stock Sale Agreement), that are to be transferred on the Effective Date to New Owner pursuant to the PRC-MO Stock Sale Agreement.

    "Sale Proceeds" means the proceeds derived by the Distribution Trust on account of any Miscellaneous Sale Transaction.

    "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtor as required by Section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 and 1009, including any supplements or amendments thereto through the Confirmation Date.

    "Secured Claim" means (a) a Claim that is secured by a Lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Special Intercompany Claims" means the Class 6 Special Intercompany Claims consisting of the Special Management Company Intercompany Claim and the Special PCI Intercompany Claim.

    "Special Management Intercompany Claim" means an Allowed Claim against Debtor held by Management Company in an amount being the aggregate of certain prepetition tax and other claims held by creditors of Management Company that Debtor must satisfy upon the Effective Date from the PRC-MO Stock Sale Proceeds to enable the transactions contemplated by the PRC-MO Stock Sale Agreement to close in accordance with the terms thereof.

    "Special PCI Intercompany Claim" means an Allowed Claim against Debtor held by PCI in an amount being the aggregate of certain prepetition tax and other claims held by creditors of PCI that Debtor must satisfy upon the Effective Date from the PRC-MO Stock Sale Proceeds to enable the transactions contemplated by the PRC-MO Stock Sale Agreement to close in accordance with the terms thereof.

    "13% Notes" means the 13% Senior Notes due September 15, 2001, issued by PCI and guaranteed or otherwise secured by the Debtor and certain affiliates of the Debtor pursuant to the 13% Note Indenture.

    "13% Note Claims" means the aggregate of the Claims arising under the 13%
Note Indenture and the 13% Notes issued pursuant thereto. A "13% Note Claim" is any one of such Claims.

    "13% Note Indenture" means the Indenture dated as of August 26, 1994, as supplemented and modified to date, between PCI, the Debtor and certain affiliates of the Debtor and United States Trust Company of New York pursuant to which the 13% Notes were issued and are governed.

    "13% Note Indenture Trustee" means HSBC Bank USA, as successor to Bank of New York, which was successor to the United States Trust Company of New York, the original indenture trustee of the 13% Note Indenture.

    "12% Notes" means the 12% Notes due September 15, 2001 issued by PCI and guaranteed or otherwise secured by the Debtor and certain affiliates of the Debtor pursuant to the 12% Note Indenture.

    "12% Note Claims" means the aggregate of the Claims arising under the 12%
Note Indenture and the 12% Notes issued pursuant thereto. A "12% Note Claim" is any one of such Claims.

    "12% Note Indenture" means the Indenture dated as of December 3, 1998, as supplemented by the Supplemental Indenture dated as of November 22, 2000, between PCI, the Debtor and certain affiliates of the Debtor and U.S. Trust Company of Texas, N.A., pursuant to which the 12% Notes were issued and are governed.

    "12% Note Indenture Trustee" means The Bank of New York, as successor to United States Trust Company of Texas, N.A., the original indenture trustee of the 12% Note Indenture.

    "12% Note Secured Claim" means that portion of a 12% Note Claim which is a Secured Claim and 12% Note Secured Claims means the aggregate of each 12% Note Secured Claim.

    "12% Note Unsecured Claim" means that portion of a 12% Note Claim that is an Unsecured Note Claim. The 12% Note Unsecured Claims are the aggregate of each 12% Note Unsecured Claim and will be deemed allowed in an amount equal to the Allowed Amount of the 12% Note Claims, minus the total sum distributed on account of the 12% Note Secured Claims.

    "Tort-Related Claims" means any and all alleged personal injury and/or property damage Claims asserted against the Debtor if and to the extent such
Claims: (a) do not arise pursuant to any actual or alleged contractual agreement; and (b) are not covered by the Debtor's existing workers' compensation insurance coverage.

    "Tort-Related Claims Resolution Procedures" means those procedures set forth and approved in an Order Approving Debtor's Motion Establishing Tort-Related Claims Procedures filed with the Bankruptcy Court.

    "Unsecured Creditors' Committee" means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Chapter 11 Case, as such committee may be reconstituted from time to time.

    "Unimpaired" means, with respect to a Claim or Equity Interest, a Claim or Equity Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

    "Unsecured Claim" means any Claim against the Debtor that is not an Administrative Expense Claim, Priority Tax Claim or Secured Claim. "Unsecured Claims" means all such Claims. Claims in Classes 4 and 5 are Unsecured Claims.

    "Unsecured Note Claims" means the 13% Note Claims and that portion of the

12% Note Claim which is not the 12% Note Secured Claim.

    "Vaclavik" means Ralph J. Vaclavik, the Chief Financial Officer of PCI.

    "Vegas Vegas" means Vegas Vegas, Inc., a Mississippi corporation and the debtor in the Chapter 11 proceedings pending before the Bankruptcy Court and assigned Case Number 03-40133.

    "Wirginis" means Terrence L. Wirginis, former Chairman of the Board of Directors and former Vice President of Marine and Development for PCI.

    1.2 Undefined Terms. A capitalized term used in this Plan that is not defined herein or in the Disclosure Statement shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

    1.3 Rules of Interpretation. For purposes of this Plan, the following rules of interpretation apply:

        (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in this Plan;

        (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

        (c) Any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

        (d) Any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented;

        (e) Unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan;

        (f) Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and

        (g) Unless otherwise expressly provided, the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply to the extent not inconsistent with any other provision of this Plan.

    1.4 Computation of Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

    1.5 Governing Law. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provision of any contract, instrument, release, indenture or other agreement or-document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri, without giving effect to the principles of conflict of laws thereof. Nothing contained in this Section 1.5 is intended to, or shall, affect the substantive law otherwise applicable to the allowance or disallowance of a Claim or the rights granted to the Debtor.

    1.6 Incorporation of PCI Settlement Agreement and Resolution of Inconsistencies Therewith. The terms and provisions of the PCI Settlement Agreement are expressly incorporated in this Plan. In the event of any inconsistency or conflict between this Plan and the PCI Settlement Agreement, the terms and provisions of the PCI Settlement Agreement shall govern and control.

                                  ARTICLE II
                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

    2.1 Administrative Expense Claims. Each Allowed Administrative Expense Claim (including the Prior Majority Noteholders' Substantial Contribution Claim, the PCI Ad Hoc Equity Committee Substantial Contribution Claim and any Allowed Claims for Professional Fees) shall be paid in Cash in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date, or as soon as reasonably practicable thereafter; (b) thirty (30) days after the date such Claim is Allowed or otherwise authorized by a Final Order; (c) the date that the Debtor is otherwise obligated to pay such Claim in accordance with the terms and provisions of the particular transactions giving rise to such Claim, the terms and provision of this Plan and any orders of the Bankruptcy Court relating thereto; and (d) such date as the holder of such Claim and the Debtor or the Distribution Trustee, as the case may be, shall agree upon.

    2.2 Deadline for Filing Administrative Expense Claims (Other than Professional Fee Claims). Requests for the payment of Administrative Expense Claims (other than Professional Fee Claims) must be filed with the Bankruptcy Court no later than sixty (60) days following the Effective Date. Any holder of such an Administrative Expense Claim who fails to file with the Bankruptcy Court an appropriate application for payment within sixty (60) days after the Effective Date, shall be forever barred from asserting such Administrative Expense Claim against the Debtor, the Distribution Trust or the Distribution Trust Assets.

    2.3    Professional Fee Claims.

        (a) Final Fee Applications. Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), and 1103 of the Bankruptcy Code for services rendered and/or expenses incurred in connection with these Chapter 11 Cases prior to the Effective Date must file and serve an application for final allowance of compensation and reimbursement of expenses, so that such service is received by counsel to the Debtor, at the address for such counsel listed in Section 12.8, no later than thirty (30) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Professional Fee Claims requesting compensation or reimbursement of expenses under the above-referenced Sections of the Bankruptcy Code that do not file such requests prior to the passage of thirty (30) days after the Effective Date shall be forever barred from asserting such Claims against the Debtor, the Debtor's Estate, the Reorganized Debtor, the Distribution Trustee or the Distribution Trust Assets. Any objection to Professional Fee Claims filed in accordance with this Section 2.3(a) shall be filed on or before the date specified in any notice of application for final compensation.

        (b) Fees and Expenses of Professionals Retained By Jointly Administered Debtor. Notwithstanding anything in the Plan to the contrary, but subject to the provisions of this Section 2.3(b), any Professional who, in addition to being employed by the Debtor, is also simultaneously being employed by one or more of the Affiliate Debtors in their Chapter 11 proceedings may satisfy the requirements for filing a final fee and expense application under Section 2.3(a) of this Plan by filing an interim fee and expense application in the Chapter 11 proceedings of PCI (covering its feesand expenses with respect to representation of the Debtor in this Chapter 11 Case up through the Effective Date of this Plan) on or within thirty (30) days of the Effective Date. Such interim fee and expense application shall be treated for all purposes as a final fee and expense application in this Chapter 11 Case and the fees and expenses allowed and approved pursuant to said application shall be allowed on a final basis with respect to this Chapter 11 Case and paid pursuant hereto in accordance with and to the extent contemplated under the Intercompany Transaction Orders. Notwithstanding the foregoing, the treatment of any such application as a final fee application and expense application in this Chapter 11 Case, shall not (i) constitute a final fee application and expense application in any of the Affiliate Chapter 11 Cases, (ii) constitute a waiver by any party of any objection to any interim or final fee application and expense application filed by Professionals in any of the Affiliate Chapter 11 Cases, (iii) preclude any party from objecting to any interim or final fee application and expense application filed by Professionals in any of the Affiliate Chapter 11 Cases under doctrines of collateral estoppel, res judicata or any other equitable theory or doctrine and (iv) be accorded any evidentiary weight in connection with any interim or final fee application and expense application filed by Professionals in any of the Affiliate Chapter 11 Cases.

        (c) Post-Effective Date Professional Fees and Expenses. After the Effective Date, the Distribution Trustee shall, without the necessity for any further approval by the Bankruptcy Court, pay from Cash the reasonable post-Effective Date fees and expenses of the Professionals employed by the Debtor, the Unsecured Creditors' Committee, the PCI Official Equity Committee and the Distribution Trustee in connection with the implementation and consummation of this Plan, the Claims reconciliation process and any other matters as to which such Professionals may be engaged. The fees and expenses of such Professionals shall be paid within ten (10) Business Days after submission of a detailed invoice therefore to the Distribution Trustee. If the Distribution Trustee disputes the reasonableness of any such invoice, the Distribution Trustee shall timely pay the undisputed portion of such invoice and the Distribution Trustee or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice.

    2.4 Priority Tax Claims. Commencing on the later of (a) the Effective Date or as soon as reasonably practicable thereafter; (b) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim; or (c) the date a Priority Tax Claim first becomes payable pursuant to any agreement between the Debtor or Reorganized Debtor and the holder of such Priority Tax Claim, at the sole option of the Debtor or Reorganized Debtor, as applicable, such holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments on the last Business Day of each six-month period following the Effective Date, during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the holder of the Allowed Priority Tax Claim and the Debtor or the Distribution Trustee, as applicable, provided such treatment is on more favorable terms to the Debtor or the Distribution Trustee, than the treatment set forth in clause (i) hereof, or (iii) payment in full in Cash.

                               ARTICLE III
                CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

    3.1 Summary. Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Equity Interests in the Debtor. A Claim or Equity Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest in that Class and such Claim or Equity Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(l) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

    The classification of Claims and Equity Interests against the Debtor pursuant to this Plan is as follows:

Class                   Claim               Status         Voting Rights
1             Other Priority Claims       Unimpaired    Not entitled to vote
2             12% Note Secured Claims     Unimpaired    Not entitled to vote
3             Other Secured Claims        Unimpaired    Not entitled to vote
4             General Unsecured Claims    Impaired      Entitled to vote
5             Unsecured Note Claims       Impaired      Entitled to vote
6             Special Intercompany Claims
              of PCI and Management
              Company                     Unimpaired    Not entitled to vote;
                                                        Deemed to accept Plan

7             Intercompany Claims of
              Affiliate Debtors other
              than Special Intercompany
              Claims of PCI and
              Management Company          Impaired      Not entitled to vote;
                                                        deemed to reject Plan
8             Equity Interests            Unimpaired    Not entitled to vote;
                                                        Deemed to accept Plan

    3.2    Classification and Treatment of Claims.

        (a)    Class 1 - Other Priority Claims

            1. Classification: Class 1 shall consist of all Other Priority Claims against the Debtor.

            2. Treatment: On the later of (i) the Effective Date and (ii) the fifteenth Business Day of the first month following the month in which a Class 1 Claim becomes an Allowed Class 1 Claim, or as soon after such dates as is practicable, each holder of an Allowed Claim in Class 1 shall receive from the Distribution Trust, Available Cash in an amount equal to such Allowed Claim.

            3. Voting: Class 1 is Unimpaired, and holders of Class 1 Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

        (b)    Class 2 - 12% Note Secured Claims

            1. Classification: Class 2 shall consist of all 12% Note Secured Claims.

            2. Treatment: The holder of 100% of the Class 2 12% Note Secured Claims has agreed, for the purposes of this Plan only, that the Class 2 12% Note Secured Claims are to be valued at zero and that it shall not receive any distribution or retain any property on account of its Class 2 Allowed 12% Note Secured Claims.

            3. Voting: Class 2 is Unimpaired, and holders of Class 2 Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

        (c) Class 3 - Other Secured Claims

            1. Classification: Class 3 shall consist of all holders of Other Secured Claims against the Debtor.

            2. Treatment: On the later of (i) the Effective Date and (ii) the fifteenth Business Day of the first month following the month in which a Class 3 Secured Claim becomes an Allowed Class 3 Secured Claim, or as soon after such dates as is practicable, each holder of an Allowed Secured Claim shall receive one of the following treatments such that such holder shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code: (a) the payment of such holder's Allowed Class 3 Secured Claim in full, in Available Cash from the Distribution Trust; (b) the sale or disposition proceeds of the property securing any Allowed Class 3 Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Class 3 Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of Chapter 11 of the Bankruptcy Code for such Claim to be reinstated or rendered unimpaired under Section 1124 of the Bankruptcy Code.

            3. Voting: Class 3 is Unimpaired, and the holders of Class 3 Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Claims in Class 3 are not entitled to vote to accept or reject this Plan.

        (d)    Class 4 - General Unsecured Claims

            1. Classification: Class 4 shall consist of all Unsecured Claims against the Debtor other than the Unsecured Note Claims.

            2. Treatment: On the later of (i) the Effective Date and (ii) the fifteenth Business Day of the first month following the month in which a Class 4 Unsecured Claim becomes an Allowed Class 4 Unsecured Claim, or as soon after such dates as is practicable, each holder of an Allowed Class 4 Unsecured Claim shall receive payment from Available Cash from the Distribution Trust in an amount equal to its Allowed Class 4 Unsecured Claims.

            3. Voting: Class 4 is Impaired, and holders of Class 4 Claims are entitled to vote to accept or reject this Plan.

        (e)    Class 5 - Unsecured Note Claims

            1. Classification: Class 5 shall consist of all Unsecured Note
Claims.

            2. Treatment: The Unsecured Note Claims shall be treated as follows:

                      (i) The Unsecured Note Claims shall be deemed Allowed Claims and paid as follows:

                             (A) The Unsecured 12% Note Claims shall be
Allowed Class 5 Claims in the aggregate amount of (x) Twenty One Million Three Hundred Thirty Four Thousand Six Hundred Ninety Nine and 31/100 Dollars ($21,334,699.31) being the fixed amount of all the principal and accrued interest through July 11, 2002, plus all fees, costs, and other expenses, including but not limited to attorneys' fees and expenses for counsel to the 12% Note Indenture Trustee and such Indenture Trustee's fees as may be stipulated and agreed upon, or absent agreement, as fixed by the Bankruptcy Court, minus (y) the amount of the Class 2 12% Note Secured Claims, and minus
(z) any amount paid on the 12% Note Claims pursuant to the Mississippi Plan, with the exception of the Assigned Distribution Amount (as such term is defined in the Mississippi Plan). With the possible exception of JECA, no guarantor or other surety with respect to such Claims shall be entitled to be subrogated to the rights of the holders of the 12% Note Claims or receive any distribution with respect to the 12% Note Claims and each of the holders of such 12% Note Claims and any such guarantor or other surety shall deem such Claims satisfied on a Pro Rata basis upon payment to the 12% Note Indenture Trustee of any amounts paid to such Trustee in accordance with this Plan; and

                             (B) The 13% Note Claims shall be Allowed Class 5
Claims in the aggregate amount of (x) Sixty Six Million Three Hundred Nine Thousand Five Hundred Sixty Two and 50/100 Dollars ($66,309,562.50) being the fixed amount of all the principal and accrued interest through July 11, 2002, plus all fees, costs, and other expenses, including but not limited to attorneys' fees and expenses for counsel to the 13% Note Indenture Trustee and such Indenture Trustee's fees as may be stipulated and agreed upon, or absent agreement, as fixed by the Bankruptcy Court, minus any amount paid on the 13% Note Claims pursuant to the Mississippi Plan, with the exception of the Assigned Distribution Amount (as such term is defined in the Mississippi
Plan). With the possible exception of JECA, no guarantor or other surety with respect to such Claims shall be entitled to be subrogated to the rights of the holders of the 13% Note Claims or receive any distribution with respect to such 13% Note Claims and each of the holders of such 13% Note Claims and any such guarantor or other surety shall deem such Claims fully satisfied on a Pro Rata basis upon payment to the 13% Note Indenture Trustee for the holder of such 13% Notes of any amounts paid to such Trustee in accordance with this Plan;

                      (ii) On the Effective Date (or as soon thereafter as is practicable), holders of Allowed

Class 5 Claims (exclusive of any amounts owed to JECA or the JECA Designees on account of the Assigned Distribution Amount defined in Section 3.2(e)(4)(i) below, collectively, the "Bondholders") shall receive (a) payment of Available Cash from the Distribution Trust of an amount equal to the Allowed Class 5 Claims held by the Bondholders minus $10 million (the "Effective Date Distribution"), plus (b) up to $5 million payable only by the Distribution Trust and only from one-half of any gross aggregate amounts recovered (calculated without taking into account any expenses or costs incurred in pursuit thereof) by the Distribution Trustee, PCI or any Affiliate Debtor in excess of $5 million from the following (together, the "Contingent Claims"):
(x) any amounts received from any source with respect to claims related to the failure of Columbia Sussex Corporation to consummate an agreement to purchase the stock of PRC-MO, and (y) any amounts received as sales tax refunds due to PRC-MO.

                       (iii) Amounts payable to the Bondholders shall be paid by the Distribution Trustee to the Indenture Trustees for distribution pursuant to the terms and conditions of this Plan. Once amounts are disbursed to the applicable Indenture Trustee in accordance with this Plan, such Indenture Trustee shall be responsible for making the applicable distributions to the applicable holders of the Notes covered by such Trustee's Indenture.

            3. Voting: Class 5 is Impaired, and holders of Class 5 Claims are entitled to vote to accept or reject this Plan.

            4. Payment to JECA Designees and JECA

                (i) The Mississippi Plan contains the following provision:

    "Notwithstanding anything herein to the contrary, the Holders of Class 4 Allowed Claims shall receive an absolute and unconditional assignment of the right of JECA and the JECA Designees to receive a distribution under Section
5.1 of this Plan [i.e., the Mississippi Plan] up to a total dollar amount determined in accordance with the following formula (the "Assigned Distribution Amount"):

    In exchange for the absolute and unconditional assignment by JECA and the JECA Designees of the Assigned Distribution Amount, the Allowed Class 4 Claim Holders shall grant to JECA and the JECA Designees (as their interests may appear pursuant to the JECA Designation Agreements) a right to participate in and receive on a "last-out basis" (up to a total dollar amount equal to the

Assigned Distribution Amount), any payments and/or distributions made on the Allowed Class 4 Claims from and/or on behalf of PBHLLC and/or the Affiliate Debtors and the respective bankruptcy estates of the Affiliate Debtors. For purposes of the preceding sentence, the term "last-out basis" shall mean only after all other amounts owing on the Allowed Class 4 Claims have been paid in full."

                (ii) JECA and the JECA Designees shall be entitled to receive, after all the claims in Classes 1, 3 and 4 have been paid in full (or reserved for) and after the Effective Date Distribution has been paid to the Bondholders, payment of an amount up to the Assigned Distribution Amount from Available Cash from the Distribution Trust. The rights and interests of JECA with respect to the Assigned Distribution shall not entitle JECA to vote the Class 5 Claims.

        (f)    Class 6 - Special Intercompany Claims

            1. Classification: Class 6 shall consist of the Special Intercompany Claims of each of PCI and Management Company against the Debtor.

            2. Treatment: Each of the holders of the Class 6 Special Intercompany Claims shall be paid in Available Cash from the Distribution Trust in an amount equal to the unpaid portion of such holders Claim on the Effective Date, or upon such other date as the holder of such Claim and the Debtor, or the Distribution Trustee, as the case may be, shall agree upon.

            3. Voting: Class 6 is Unimpaired, and the holders of Class 6 Special Intercompany Claims are not entitled to vote to accept or reject this Plan.

        (g) Class 7 Intercompany Claims (other than the Special Intercompany Claims of PCI and Management Company)

            1. Classification: Class 7 shall consist of all Intercompany Claims against the Debtor, other than the Special Intercompany Claims of PCI and Management Company..

            2. Treatment: The holders of Class 7 Intercompany Claims shall not receive any distribution or retain any property on account of their Claims under this Plan.

            3. Voting: Class 7 is Impaired, and pursuant to the terms and conditions of Section 1126(f) of the Bankruptcy Code shall conclusively be deemed to reject the Plan.

        (h)    Class 8 - Equity Interests

            1. Classification: Class 8 Equity Interests shall consist of all Equity Interests in the Debtor.

            2. Treatment: In the event there is any Available Cash remaining in the Distribution Trust after the payment of or reservation for (a) any costs and expenses associated with undertaking and performing any and all actions and duties under this Plan (including, without limitation, the payment of any and all post-Confirmation fees and expenses of Professionals),

(b) all Allowed Administrative Expense Claims, Priority Tax Claims and Claims in Classes 1, 2, 3, 4 and 6, (c) the Effective Date Distribution, and (d) the Assigned Distribution Amount to JECA and the JECA Designees, the holders of Equity Interests shall receive a Pro Rata share of: (i) such Available Cash minus (ii) any additional payments that may be due to the Bondholders under
Section 3.2(e)(2)(ii)(b) of this Plan. In the event there is no such Available Cash remaining, the holders of Equity Interests will not receive any distribution on account of such Equity Interests.

            3. Voting: Class 8 is Unimpaired, and holders of Class 8 Equity Interests are not entitled to vote to accept or reject this Plan.

                                ARTICLE IV
                  ACCEPTANCE OR REJECTION OF THIS PLAN

    4.1 Impaired Classes of Claims Entitled to Vote. Each holder of an Allowed Claim in an Impaired Class (i.e., Class 5 Unsecured Note Claims) shall be entitled to vote to accept or reject this Plan as set forth in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

    4.2 Acceptances by Impaired Classes. Consistent with Section 1126(c) of the Bankruptcy Code and except as provided for in Section 1126(e) of the Bankruptcy Code: (a) an Impaired Class of Claims shall have accepted this Plan if it is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan; and (b) an Impaired Class of Interests shall have accepted this Plan if it is accepted by the holders of at least two-thirds (2/3) in amount of the Interests voting in that Class.

    4.3 Presumed Acceptances by Unimpaired Classes and Class 8 Equity Interests. Each holder of an Allowed Claim in Classes 1, 2, 3 and 6, and each holder of an Allowed Interest in Class 8, is Unimpaired by this Plan. Under
Section 1126(f) of the Bankruptcy Code, the holders of such Claims and Interests are conclusively presumed to accept this Plan and the votes of such holders will not be solicited.

    4.4. Presumed Rejection by Class 7 Intercompany Claims. The holders of Class 7 Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

                                ARTICLE V

              MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN

    5.1 Consummation of the PRC-MO Stock Sale Agreement. Upon the Effective Date, the PRC-MO Stock Sale Closing Date shall occur or shall have occurred and the terms set forth in the PRC-MO Stock Sale Agreement shall be given full effect.

    5.2 Continued Corporate Existence. Pursuant to Section 9(c) of the PRC-MO Stock Sale Agreement, as of the Effective Date, New Owner will be the owner of the Equity Interests. Subject to and in accordance with the terms of this Plan, from and after the Effective Date, the Debtor shall continue, as the Reorganized Debtor, to exist as a corporate Entity under the applicable laws of the state in which it has been incorporated and pursuant to its certificate of incorporation and bylaws or other Organizational Documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended by this Plan or in accordance with applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property as it sees fit.

    5.3 Ownership of Assets Free and Clear of Claims and Interests. Pursuant to Section 6(b) of the PRC-MO Stock Sale Agreement, as of the Effective Date, except as otherwise set forth herein and in the PRC-MO Stock Sale Agreement, the Reorganized Debtor shall continue to have good and lawful title to and possession of the Riverboat Casino Assets, free and clear of all claims and interests of creditors of the Debtor to the maximum extent permitted under
Section 1141(c) of the Bankruptcy Code.

    5.4 Authorization of Corporate Action; Inclusion of Certain Provisions in Corporate Charter. Each of the matters provided for under this Plan involving the corporate structure of the Debtor or the Reorganized Debtor or corporate action to be taken by or required of the Debtor or the Reorganized Debtor, including, without limitation, the execution by the Reorganized Debtor of amended and restated articles of incorporation, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor or the Reorganized Debtor. In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtor's Articles or Certificate of Incorporation shall prohibit the issuance of nonvoting equity securities by the Reorganized Debtor, and shall include, as to any classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

    5.5 Ratification of PRC-MO Stock Sale Order. The Confirmation Order shall ratify the findings of the PRC-MO Stock Sale Order.

    5.6 Reorganized Debtor Liabilities. The following obligations shall, subject to the terms of this Plan and the PRC-MO Stock Sale Agreement, constitute Reorganized Debtor Liabilities:

        (a) subject to the Distribution Trust's obligation (if any) to pay Cure amounts on all Assumed Contracts, all of the Debtor's respective obligations under Assumed Contracts (except with respect to Defaults arising under Assumed Contracts prior to the Effective Date), accruing from and after the Effective Date (the term "Default", as used herein, meaning (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance (as defined in the PRC-MO Stock Sale Agreement) to arise, or (iii) with respect to any Assumed Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties);

        (b) all of the Debtor's obligations with respect to accounts payable arising on or after the Petition Date and existing on the Effective Date, excluding Professional Fee Claims; and

        (c) (i) the accrued liability of the Debtor as of the Effective Date to pay the ultimate winnings owed to individuals playing the Debtor's progressive slot machines and games primary progressive reserve, games reserve for top awards, slots reserve for top awards; (ii) poker progressive reserve of the Debtor; (iii) gift shop certificate liability of the Debtor; (iv) the Debtor's lost and found money; (v) the Debtor's customer safekeeping deposits;
(vi) players club accrual (or other outstanding complementaries) of the Debtor; (vii) outstanding chips/tokens of the Debtor; (viii) the Debtor's employee benefit accruals for holiday, vacation, personal day, sick day and severance benefits, all as determined in accordance with good and customary gaming practice; (ix) all obligations of the Debtor for cash compensation for the period since February 28, 2006 under a Management Incentive Program in the amount identified on Schedule 6(f) to the PRC-MO Stock Purchase Agreement (provided that amounts contingent on future performance of the Debtor shall be estimated based on Debtor's year to date performance, and prorated on a per diem basis between PCI and Purchaser as of the Closing under the PRC-MO Stock Purchase Agreement); and (x) all obligations of the Debtor with respect to other accrued expenses existing on the Effective Date.

Following the Effective Date, the Reorganized Debtor will not be deemed to have assumed or otherwise have any responsibility with respect to any other liability of the Debtor not expressly included within the definition of Reorganized Debtor Liabilities.

    5.7    Directors and Officers/Management of the Reorganized Debtor.

        (a) Officers and Management of the Reorganized Debtor.

        TO BE IDENTIFIED BY NEW OWNER BY WAY OF THE PLAN SUPPLEMENT.

        (b) Directors of Reorganized Debtor.

        TO BE IDENTIFIED BY NEW OWNER BY WAY OF THE PLAN SUPPLEMENT.

    5.8    Distribution Trust.

        (a) Execution of Distribution Trust Agreement. On or prior to the Effective Date, the Distribution Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Distribution Trust and the beneficial interests therein, which shall be for the benefit of all those who hold Allowed Claims in Classes 1, 2, 3, 4, 5 and 6, and Allowed Interests in Class 8. This Section 5.8 sets forth certain of the rights, duties and obligations of the Distribution Trustee.

        (b) Purpose of the Distribution Trust. The Distribution Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Except as specifically set forth herein and in the PRC-MO Stock Sale Agreement, all Claims against and liabilities of the Debtor and the Estate that arise prior to the Effective Date, including Cure costs, shall be paid exclusively from the Distribution Trust.

        (c) Funding of Distribution Trust. The Distribution Trust shall consist of the Distribution Trust Assets. On the Effective Date, the Debtor shall transfer all of the Distribution Trust Assets to the Distribution Trust free and clear of all Liens, claims, interests and encumbrances, except to the extent otherwise provided in this Plan.

        (d) Governance of the Distribution Trust. The Distribution Trust shall be governed by the Distribution Trustee, subject to and in accordance with this Plan and the Distribution Trust Agreement.

        (e) The Distribution Trustee. The final designation of the initial Distribution Trustee shall be made in the Distribution Trust Agreement to be filed as part of the Plan Supplement as hereinabove noted and approved as part of the confirmation of the Plan. The designation of the Distribution Trustee under the Distribution Trust Agreement shall be effective on the Effective Date without the need for a further order of the Bankruptcy Court.

        (f) Role of the Distribution Trust and Distribution Trustee.

            1. Except as otherwise provided in this Plan and the Distribution Trust Agreement, the Distribution Trustee shall have all of the rights and powers set forth in this Plan and the Distribution Trust Agreement, including, without limitation, the power and authority to (A) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Distribution Trust Agreement, (B) liquidate the non-Cash Distribution Trust Assets, (C) enforce, prosecute, abandon, settle or release any Rights of Action under Chapter 5 of the Bankruptcy Code and any other claims, causes of action, interests, rights and privileges of the Debtor, (D) make the distributions contemplated by this Plan and the distributions required under the Distribution Trust Agreement, (E) establish and administer the Disputed Claims Reserve and any other reserves as may be required, (F) object to Disputed Claims and prosecute or settle such objections, (G) purchase errors and omissions insurance and/or other appropriate forms of indemnification for the Distribution Trustee and (H) employ and compensate professionals and other agents. Subject to and in accordance with this Plan and the Distribution Trust Agreement, the Distribution Trustee shall be responsible for all decisions and duties with respect to the Distribution Trust and the Distribution Trust Assets. In all circumstances, the Distribution Trustee shall act in the best interests of the beneficiaries of the Distribution Trust and in furtherance of the purposes of the Distribution Trust.

            2. The Distribution Trustee and the Distribution Trust shall be "representative(s) of the estate" under Section 1123(b)(3) of the Bankruptcy Code and successors of the Debtor under Section 1145 of the Bankruptcy Code. As permitted under and pursuant to Section 1123(b)(3) of the Bankruptcy Code, this Plan provides for the retention, enforcement, settlement and adjustment by the Distribution Trustee or by such other appropriate representative of the Debtor's Estate appointed for such purpose of any claim or interest included among the Distribution Trust Assets, including, without limitation, the rights and interests in Debtor under the pending barge collision, sales tax and Columbia Sussex litigation as more particularly described in the Disclosure Statement.

        (g) Cash. The Distribution Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by Section 345 of the

Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service Guidelines, rulings or other controlling authorities.

        (h) Cost and Expenses of Distribution Trustee. Subject to and in accordance with the Distribution Trust Agreement, the costs and expenses of the Distribution Trust, including the fees and expenses of the Distribution Trustee and its retained professionals, shall be paid from Distribution Trust Assets.

        (i) Compensation of the Distribution Trustee; Reimbursement of Costs and Expenses of Trust Administration.

            1. Compensation; Fee for Services. The Distribution Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy proceedings, or as may otherwise be determined by the Bankruptcy Court. The compensation arrangements of the Distribution Trustee shall be set forth in the Distribution Trust Agreement. The Distribution Trustee shall be compensated solely from the Distribution Trust Assets.

            2. Reimbursement of Costs and Expenses of Administering Trust. In addition to the fee above described in this Section, the Trustee shall be entitled to reimbursement from the Distribution Trust Administrative Reserve of all costs and expenses to administer the Distribution Trust, distribute to the Beneficiaries the Available Cash or other assets available for distribution under the Plan and Distribution Trust, litigate any Disputed Claims or take other actions contemplated by this Plan and the Distribution Trust Agreement. Costs and expenses reimbursable as administrative expenses of the Trust shall include, without limitation, compensation due to professionals and others engaged or otherwise utilized by the Trustee to enable Trustee to fulfill its duties hereunder and under the Distribution Trust Agreement.

            3. Other. Nothing in this Plan or in the Distribution Trust shall preclude the Trustee as a Beneficiary under the Plan (to the extent such Trustee is such a Beneficiary under the Plan) from receiving any distribution of property to which it is entitled pursuant to the Plan, the Confirmation Order or the Distribution Trust Agreement. Further, nothing in this Plan or the Distribution Trust Agreement shall preclude the Trustee from seeking Bankruptcy Court approval (at a hearing held on notice to the Debtor, the Office of the U. S. Trustee, Pinnacle and the PCI Official Equity Committee) for the modification of the Distribution Trust Agreement to provide for additional compensation for services rendered by any Trustee or Successor Trustee as may be appropriate under the circumstances, or for additional reimbursement of costs and expenses of operation and administration.

        (j) Distribution of Distribution Trust Assets. The Distribution Trustee shall distribute available Distribution Trust Assets in accordance with this Plan and the Distribution Trust Agreement.

        (k) Retention of Professionals by the Distribution Trustee. The Distribution Trustee may retain and reasonably compensate counsel and other professionals to assist in its duties as Distribution Trustee on such terms as the Distribution Trustee deems appropriate without Bankruptcy Court approval.

Professionals that may be retained by the Distribution Trustee may include, without limitation, any professional who represented parties in interest in the Chapter 11 Case.

        (l) Federal Income Tax Treatment of Distribution Trust.

                1. Distribution Trust Assets Treated as Owned by Beneficiaries of Distribution Trust. For all federal income tax purposes, all parties (including without limitation the Debtor, the Distribution Trustee and the holders of Claims who are beneficiaries under the Distribution Trust) shall treat the transfer of the Distribution Trust Assets to the Distribution Trust for the benefit of the holders of such Claims, whether Allowed on or after the Effective Date, as (A) a transfer of the Distribution Trust Assets directly to the holders of such Claims in satisfaction of such Claims (other than to the extent allocable to Disputed Unsecured Claims) followed by (B) the transfer by such holders to the Distribution Trust of the Distribution Trust Assets in exchange for beneficial interests in the Distribution Trust. Accordingly, the holders of such Claims shall be treated for federal income tax purposes as the grantors and the owners of their respective interests in the Distribution Trust Assets.

                2. Tax Reporting.

                      (i) The Distribution Trustee shall file returns for the Distribution Trust as a grantor trustee pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Section 5.8(l)(ii). The Distribution Trustee shall also annually send to each record holder of a beneficial interest a separate statement setting forth the holder's share of the items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Distribution Trust's taxable income, gain, loss, deduction or credit will be allocated (subject to Article VII hereof, related to Disputed Unsecured Claims) to the holders of Allowed Unsecured Claims in accordance with their relative beneficial interests in the Distribution Trust.

                      (ii) As soon as possible after the Effective Date, but in no event later than 120 days after the Effective Date, the Distribution Trustee shall make a good faith valuation of the Distribution Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and used consistently by all parties (including without limitation the Distribution Trustee and the holders of Unsecured Claims) for all federal income tax purposes. The Distribution Trustee shall also file (or cause to be filed) any other statements, returns or disclosures regarding the Distribution Trust that are required by any governmental unit.

                      (iii) Subject to definitive guidance from the Internal Revenue Service, or a ruling from a court of competent jurisdiction to the contrary (including the receipt by the Distribution Trustee of a private letter ruling if the Distribution Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Distribution Trustee), the Distribution Trustee shall (i) treat any Distribution Trust Assets maintained in the Disputed Claims Reserve on account of Disputed Claims as held by one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (Section 641 et seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Distribution Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Disputed Claims Reserve any increased amounts distributed by the Distribution Trust as a result of any Claim resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Claims Reserve determined in accordance with the provisions hereof and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All holders of Claims shall report, for tax purposes, consistent with the foregoing.

                      (iv) The Distribution Trustee shall be responsible for payments, out of the Distribution

Trust Assets, of any taxes imposed on the Distribution Trust or the Distribution Trust Assets, including the Disputed Claims Reserve, with any amounts payable with respect to the Distribution Assets maintained in any trusts deemed established with respect to Disputed Claims being paid out of such trusts (and thus reducing amounts held in the Disputed Claims Reserve). In the event, and to the extent, any Cash retained on account of Disputed Claims in Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be
(i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Distribution Trustee as a result of the resolutions of such Disputed Claims.

        (m) Resignation, Removal or Replacement of Distribution Trustee. The Trustee may resign at any time by giving not less than sixty (60) days' prior written notice thereof to Debtor's counsel and the then Beneficiaries of the Trust; provided, however, that notwithstanding anything to the contrary in the Distribution Trust Agreement or the Plan, no such resignation shall become effective until a permanent or interim successor Trustee shall be appointed by the Bankruptcy Court or as otherwise provided in this paragraph. The Distribution Trustee may be removed in the event of willful misconduct, gross negligence or bad faith. In addition, the Distribution Trustee may be removed by the Bankruptcy Court upon application for good cause shown, which application may be brought by any party in interest. Any successor Trustee shall be appointed by the Bankruptcy Court, or, if the Bankruptcy Court does not have or refuses to exercise jurisdiction, by any other Court of competent jurisdiction, or by the written agreement of more than half of the holders and two-thirds of the amount of the Allowed Claims then remaining as Beneficiaries of the Trust. Any successor Distribution Trustee appointed under the Distribution Trust Agreement shall execute an instrument accepting such appointment and shall file such acceptance with the Distribution Trust records. Thereupon, such successor Distribution Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Distribution Trust with like effect as if originally named under such Agreement; provided, however, that a removed or resigning Distribution Trustee shall, nevertheless, when requested in writing by the successor Distribution Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Distribution Trustee under the Distribution Trust all the estates, properties, rights, powers and trusts of such predecessor Trustee. No Distribution Trustee shall have any liability or responsibility for the acts or omissions of any predecessor or successor Distribution Trustee.

        (n) Termination of Distribution Trust. The Distribution Trustee shall be discharged and the Distribution Trust shall be terminated, at such time as
(i) all Disputed Claims have been resolved, (ii) all Distribution Trust Assets have been liquidated, (iii) all Distributions required to be made by the Distribution Trustee under this Plan and all distributions required to be made under the Distribution Trust Agreement have been made and (iv) all duties and obligations of the Distribution Trustee under this Plan and the Distribution Trust Agreement have been fulfilled; provided, however, that in no event shall the Distribution Trust be terminated later than the fifth (5th) anniversary of the Effective Date (the "Initial Distribution Trust Term"); provided, however, that the Distribution Trustee may extend the term of the Distribution Trust for additional one (1) year periods by filing a notice of the Distribution Trustee's intent to extend the term of the Distribution Trust with the Bankruptcy Court and obtaining the approval of the Bankruptcy Court (upon a determination that such extension is necessary to facilitate or complete the recovery and liquidation of the Distribution Trust Assets) within six (6) months of the beginning of the applicable term extension; provided, however, that the total period of all extensions of the Initial Distribution Trust Term shall not exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extensions would not adversely affect the status of the Distribution Trust as a liquidating trust for federal income tax purposes.

        (o) Indemnification of Distribution Trustee. The Distribution Trustee or the individuals comprising the Distribution Trustee, as the case may be, and the Distribution Trustee's agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Distribution Trust and the Distribution Trustee, except those acts arising out of its or their own willful misconduct, gross negligence, bad faith, self dealing, breach of fiduciary duty or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Distribution Trustee, except for any actions or inactions involving willful misconduct, gross negligence, bad faith, self dealing, breach of fiduciary duty or ultra vires acts. Any indemnification claim of the Distribution Trustee (and any other parties entitled to indemnification under this Section 5.8(o)) shall be satisfied first from available proceeds of errors and omissions insurance (if any such insurance exists), and then from the Distribution Trust Assets, and exclusively from those sources. The Distribution Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

        (p) Closing of Chapter 11 Case. The Distribution Trustee may seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules when all Disputed Claims have become Allowed Claims or have been disallowed by Final Order and substantially all Distribution Trust Assets have been distributed to the beneficiaries.

    5.9    PRC-MO Sale Agreement.  Following the Effective Date, the

Distribution Trustee and the Reorganized Debtor shall each reasonably cooperate with one another to help ensure that there is no breach of any post-closing covenant under the PRC-MO Stock Sale Agreement.

    5.10 Modification and Cancellation of Notes, Indenture and Security. Upon payment of the Effective Date Distribution to the Bondholders, the aggregate balance of the Notes due to the Bondholders as enforceable against the Debtor and the Affiliate Debtors shall automatically be reduced to $5 million (the "Deferred Bond Amount"). Thereafter, the Deferred Bond Amount shall be payable
(i) only by the Distribution Trust, (ii) only from one-half of any gross aggregate amounts recovered (calculated without taking into account any expenses or costs incurred in pursuit thereof) by the Distribution Trustee, PCI or any Affiliate Debtor in excess of $5 million from the Contingent Claims (as defined in Section 3.2(e)(2)(ii) of this Plan), and (iii) only in accordance with the terms and conditions of this Plan. Also upon payment of the Effective Date Distribution to the Bondholders, any security (including, without limitation, mortgages and guaranties) given by PRC-MO and the Affiliated Debtors for such Notes shall be released. Further, upon the earlier of (i) full payment to the Bondholders of the Deferred Bond Amount and (ii) the final resolution of the Contingent Claims and the payment to the Bondholders of the portion of the proceeds of the Contingent Claims to which such Bondholders are entitled hereunder, the Notes and the applicable Indentures shall automatically be deemed cancelled. The Debtor, the Affiliate Debtors and the applicable Indenture Trustees shall execute and deliver to one another such documents as may be appropriate to confirm payments made on the Notes and the corresponding modifications, cancellations and releases of the respective debt, security and indenture instruments as set forth herein. For the avoidance of doubt, upon the occurrence of the Effective Date, the sole rights of the Bondholders as against the Debtor and the Affiliate Debtors pursuant to the Notes shall be those rights set forth in this Plan and the PCI Settlement Agreement.

                                ARTICLE VI
                    PROVISIONS GOVERNING DISTRIBUTIONS

    6.1 Distributions. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date shall be made as follows:

        (a) The initial Distribution Date for all Classes of Allowed Claims or Equity Interests shall be the Effective Date or as soon thereafter as is practicable.

        (b) Any subsequent distribution in respect of one or more Classes of Allowed Claims or Equity Interests shall be made as of a date in each calendar quarter (after the calendar quarter containing the initial Distribution Date), selected by the Distribution Trustee, in its sole reasonable discretion, for making a distribution in respect of one or more Classes of Allowed Claims or Equity Interests. No subsequent Distribution Date need be established in any calendar quarter if no Claims were Allowed after the last Distribution Date, or if there is no Available Cash, or if the Distribution Trustee determines not to establish it because it determines, in its sole reasonable discretion, that the cost of making such Distribution is too great relative to Allowed amount of Claims that would receive the distribution and/or the Available Cash that would be distributed. When

Available Assets are exhausted, no further distributions shall occur.

        (c) Any distribution to a holder of Allowed Claims (and any deemed distributions in connection with the creation of the Distribution Trust) shall be allocated first to the principal amount of the Claim and then to accrued but unpaid interest.

    6.2 Disbursing Agent. The applicable Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to the implementation of the provisions hereof. The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, V, VI, and VII hereof), except with respect to a holder of an Allowed Claim (i.e., a holder of an Allowed Note Claim) whose distribution is governed by an Indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the appropriate holders of Allowed Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

        If the Disbursing Agent is an independent third party designated by the Distribution Trustee to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer shall receive, without the need for further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services, from the Distribution Trust on terms acceptable to the Distribution Trustee. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Distribution Trust. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Distribution Trust.

    6.3 Indenture Trustees to Disburse Funds to the Holders of Allowed Note Claims. Distributions to be made to holders of Allowed Note Claims under this Plan (with the exception of the amounts due to JECA or the JECA Designees) shall be delivered by the Distribution Trustee to the applicable Indenture Trustee to be distributed in accordance with the applicable Indenture, applicable law and this Plan. Once amounts are disbursed to the applicable Indenture Trustee in accordance with this Plan, such Indenture Trustee shall be responsible for making the applicable distributions to the applicable holders of the Notes covered by such Trustee's Indenture. The Indenture Trustee shall, as soon as reasonably practicable, in accordance with the Indenture, applicable law and this Plan, deliver the distributions, excluding such property as may be reserved by the Indenture Trustee to satisfy its compensation and those costs, fees and expenses to which the Indenture Trustee is entitled under such Indenture, this Plan or applicable law, to each such Note Claim holder.

    6.4 Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Debtor, the Distribution Trustee and any other Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements. The applicable Disbursing Agent shall be required to deduct any applicable federal and/or state withholding taxes with respect to any distributions on Allowed Claims and to prepare and file, or cause the preparation and filing of, any required statements, reports or returns in connection with such distributions and withholdings. Any holder of an Allowed Claim entitled to receive payments hereunder who is required to or wishes to cause the applicable Disbursing Agent to withhold federal and/or state withholding taxes therefrom must, no later than fifteen (15) days prior to the Effective Date, provide to the applicable Disbursing Agent any applicable taxpayer identification number for such claimant and all other information reasonably required by the Disbursing Agent to effect such withholding.

    6.5 Services of Indenture Trustees. Each Indenture Trustee (or its nominees, designees or affiliates) shall effect the distributions to holders of those Note Claims evidenced by the respective Indentures pursuant to which each serves. With respect to its respective holders of Note Claims, (i) distributions to be made to such holders of Note Claims under this Plan will be made to the applicable Indenture Trustee in accordance with the applicable Indenture, applicable law and this Plan, and (ii) the Indenture Trustee shall, as soon as reasonably practicable, in accordance with the Indenture, applicable law and this Plan, deliver the distributions, excluding such property as may be reserved by the Indenture Trustee to satisfy its compensation and those costs, fees and expenses to which the Indenture Trustee is entitled under such Indenture, this Plan or applicable law, to each such Note Claim holder. If an Indenture Trustee does not act to disburse distributions to its respective holders of Note Claims, then the Disbursing Agent designated for distributions to such holders shall disburse the distributions to such holders, in compliance with such direction as may be given by the Indenture Trustee as may be necessary to permit such Indenture Trustee to retain and enforce those rights to compensation, fees and expenses to which it is entitled under the applicable Indenture and otherwise in accordance with applicable law and this Plan.

    6.6 Delivery of Distributions and Undeliverable Distributions. Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (i) at each Allowed Claim holder's address set forth in the Debtor's books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent or, (iii) in the case of the Note Claims, at the address set forth in DTC's book entry transfer facility system or other address made available to the Indenture Trustee by or on behalf of a particular beneficial holder of such Note Claims. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Distribution Trust until such distributions are claimed. The Indenture Trustee shall deliver any non-deliverable distributions of assets to the Distribution Trust no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one (1) year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Distribution Trust free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any Claim on which a distribution is unclaimed or undeliverable shall be canceled and of no further force or effect. Nothing contained in this Plan shall require any Disbursing Agent, including, but not limited to, the Distribution Trustee and any Indenture Trustee, to attempt to locate any holder of an Allowed Claim.

    6.7 Distribution Record Date. Effective as of the close of business on the Distribution Record Date, the Debtor, the Distribution Trustee, the Indenture Trustees and the Disbursing Agent shall have no obligation to recognize any transfer of any Note Claims or other Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers or the claims register as of the close of business on the Distribution Record Date.

    6.8 Means of Cash Payment. Cash payments to be made from the Distribution Trust under this Plan will be in U.S. dollars and may be made, subject to the provisions of this Plan, at the sole discretion of the Distribution Trustee, by checks drawn on a domestic bank selected by the Distribution Trustee, or by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Distribution Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

    6.9 Time Bar to Cash Payments. Checks issued by the Distribution Trust in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. After such date, all funds held on account of such voided check may, in the discretion of the Distribution Trustee, be reallocated and used in accordance with the provisions of this Plan.

    6.10 Setoffs. The Debtor, or the Distribution Trust, as the case may be, may, but shall not be required to, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Distribution Trust of any such claims, rights and causes of action that the Debtor or the Distribution Trust may possess against such holder; and provided further, however, that any claims of the Debtor arising before the Petition Date shall first be setoff against Claims against the Debtor arising before the Petition Date.

    6.11 Distributions after Allowance. Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions of this Plan governing the Class of Claims to which such holder belongs.

    6.12 Disputed Identity of Payee. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any distribution, the Distribution Trust may, in lieu of making such distribution to such Person, make such distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute.

    6.13 No Recourse to Distribution Trustee, Disbursing Agent or Professionals. Notwithstanding that the Allowed amount of any particular Disputed Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the Distribution Trust to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse against the Distribution Trustee, Disbursing Agent or the Professionals, or their successors or assigns. Nothing in this Plan, however, shall modify any right of a holder of a Claim under Section 502(j) of the Bankruptcy Code.

    6.14 Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

    6.15 Minimum Distributions. If distributions to be made to a given holder of an Allowed Claim would be $25 or less in the aggregate, notwithstanding any contrary provision in this Plan, no such distribution will be made to such holder. Any unclaimed distributions pursuant to this Section may be reallocated and used, in the Distribution Trustee's reasonable discretion, in accordance with the provisions of this Plan.

    6.16    No Distribution in Excess of Allowed Amount of Claim.
Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim.

    6.17 Effect of Insurance Coverage. With respect to respect to any claims that are Allowed or may be Allowed and for which insurance coverage is expected to be available to pay such claims, Debtor shall pay such claims first from the proceeds of its insurance to the extent that insurance is available to cover such claims.

    6.18 Notices of Distributions. Until all of the Allowed Class 5 Note Claims held by the Bondholders have been paid in full in accordance with the PCI Settlement Agreement and the Plan, the Distribution Trustee shall provide Pinnacle with at least 10 days notice of any proposed Distribution (the "Distribution Notice"). The Distribution Notice must be served on Pinnacle, and contain the following information: (a) the proposed date of the Distribution, (b) the total amount of the proposed Distribution, (c) the Persons to whom the proposed Distribution is to be made, and (d) the amount of Distribution to be made to each Person. Any objection to the proposed

Distribution must be served on the Distribution Trustee at least one day prior to the proposed date of Distribution. In the event that Pinnacle objects to the proposed Distribution, the proposed Distribution shall not be made by the Distribution Trustee until Pinnacle's objection has been resolved by the agreement of Pinnacle and the Distribution Trustee or by the Bankruptcy Court.

                                 ARTICLE VII
                     PROCEDURES REGARDING DISPUTED CLAIMS

    7.1 Resolution of Disputed Claims. Except as otherwise set forth in this Plan, subject to further order of the Bankruptcy Court, from and after the Effective Date, the Distribution Trustee shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make and file objections to Disputed Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred twenty (120) days after the Effective Date; provided, however, that such one hundred twenty (120) day period may be extended by the Bankruptcy Court. From and after the Effective Date, all objections shall be litigated to a Final Order except to the extent the Distribution Trustee elects to withdraw any such objection or the Distribution Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court; provided, however, that any such compromise, settlement or other resolution where the amount of the proposed Allowed Claim exceeds the scheduled amount of such Claim by at least $100,000.00 shall, until the Effective Date, require the consent of the Bankruptcy Court.

    7.2 Estimation. Except to the extent otherwise provided under Section 7.3 of the Plan with regard to Tort-Related Claims, the Distribution Trustee, may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether any other party has previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Distribution Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court subject to the provisions of
Section 7.1 of this Plan; provided, however, that any such compromise, settlement or other resolution where the amount of the proposed Allowed Claim exceeds the scheduled amount of such Claim by at least $100,000.00 shall, until the Effective Date, require the consent of the Bankruptcy Court.

    7.3 Resolution of Tort-Related Claims. All Tort-Related Claims shall be resolved in accordance with the Tort-Related Claims Resolution Procedures and such Procedures (to the extent approved by Bankruptcy Court Order entered prior to the Effective Date of this Plan) shall remain effective and fully applicable after the Effective Date.

    7.4 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no distributions by Cash or otherwise shall be made under this Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim.

    7.5 Disputed Claims Reserve. Except to the extent otherwise provided under
Section 7.3 of the Plan with regard to Tort-Related Claims, on and after the Effective Date, the Distribution Trustee shall hold in the Disputed Claims Reserve, Cash and/or other Assets, as appropriate, in an aggregate amount deemed sufficient by the Distribution Trustee to distribute to each holder of a Disputed Claim (including Disputed Administrative Expense Claims) an amount of Cash, that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the Effective Date. Cash withheld and reserved for payments to holders of Disputed Claims shall be held and deposited by the Distribution Trustee in one or more segregated interest-bearing reserve accounts, as determined by the Distribution Trustee, to be used to satisfy such Claims if and when such Disputed Claims become Allowed Claims. In calculating the amount of the reserves, the full amount of the filed claims shall be included for all non-insured claims; for all insured claims the sum reserved shall include the amount of the claim reduced by the applicable anticipated insurance coverage. The amounts of any reserves shall otherwise be determined and established under this Plan by the Distribution Trustee.

    7.6 Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or allowed Equity Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court, or other applicable court of competent jurisdiction, allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall disburse to the holder of such Claim or Equity Interest the distribution to which such holder is entitled under this Plan. No interest shall be paid to the holders of Disputed Claims or Disputed Equity Interests that ultimately become Allowed Claims or Allowed Equity Interests.

    7.7 Release of Funds from Disputed Claims Reserve. If at any time or from time to time after the Effective Date, there shall be Cash in the Disputed Claims Reserve in an amount in excess of an Estate's maximum remaining payment obligations to the then existing holders of Disputed Claims under this Plan, such excess funds, and the Pro Rata share of net interest in respect thereof, shall become available to the Distribution Trust generally and shall, in the reasonable discretion of the Distribution Trustee, be used to satisfy the costs of administering and fully consummating this Plan or become Available Cash for distribution in accordance with this Plan.

                                 ARTICLE VIII

            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
    8.1 Assumed Contracts. Except as otherwise expressly provided in this Plan or in a prior order of the Court, all Assumed Contracts shall be deemed assumed by the Debtor or Reorganized Debtor, as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Sections 365 and 1123 of the Bankruptcy Code approving the assumption of the

Assumed Contracts. The Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which it is a party.

    8.2 Cure of Defaults. On the Effective Date or as soon thereafter as is practicable, the Distribution Trust shall Cure any monetary defaults due under any Assumed Contract. Upon Cure, all defaults under said Assumed Contract shall be deemed Cured and the Reorganized Debtor will be deemed to have provided adequate assurance of future performance necessary to satisfy the requirements of Section 365 of the Bankruptcy Code.

    8.3 Treatment of Change of Control Provisions. The entry of the Confirmation Order, the previous entry of the PRC-MO Stock Sale Order, the consummation of the PRC-MO Stock Sale Transaction, the consummation of this Plan, the creation of the Distribution Trust and/or any other acts taken to implement this Plan shall not constitute a "change in control" under any provision of any Assumed Contract which provides for the occurrence of any event, the granting of any right, or any other change in the then>existing relationship between the parties upon a "change in control" of the Debtor.

    8.4 Rejected Contracts and Leases. All executory contract and unexpired leases that are not Assumed Contracts shall, as of the Confirmation Date, be deemed rejected pursuant to 11 U.S.C. Section 365.

    8.5 Claims Based on Rejection of Executory Contracts or Unexpired Leases/Bar Date. If the rejection of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Distribution Trust (or if the Effective Date has not yet occurred, upon the Debtor) within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the Debtor, the Estate, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor or any successors thereto or property thereof.

                                  ARTICLE IX
                   CONDITIONS TO EFFECTIVENESS OF THIS PLAN

    9.1 Conditions To Confirmation. The following are conditions precedent to confirmation of this Plan:

        (a) The Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement.

        (b) The Bankruptcy Court shall have entered the Confirmation Order.

    9.2 Conditions to Effective Date. The following are conditions precedent to the Effective Date of this Plan, each of which may be satisfied or waived in accordance with Section 9.3 of this Plan:

        (a) The Bankruptcy Court shall have entered the Confirmation Order;

        (b) The Confirmation Order shall have become a Final Order; except that the Debtor reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

        (c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained;

        (d) The PRC-MO Stock Sale Transaction shall have closed in conformity with the PRC-MO Stock Sale Agreement and the PRC-MO Stock Sale Order; and

        (e) All other actions, documents, and agreements necessary to implement the provisions of this Plan to be effectuated on or prior to the Effective Date will be reasonably satisfactory to the Debtor and such actions, documents and agreements will have been effected or executed and delivered.

    9.3 Waiver Of Conditions. Each of the conditions set forth in Sections 9.1 and 9.2 above may be waived in whole or in part in accordance with the terms of the PRC-MO Stock Sale Agreement. The failure to satisfy or waive any condition to the Effective Date may be asserted by the foregoing regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any of the foregoing parties to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such other right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE X
                            EFFECT OF CONFIRMATION

    10.1 Discharge. Except as otherwise provided in this Plan or in the Confirmation Order, rights afforded in, and all consideration distributed under, this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or the assets or properties of the Debtor. Regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, upon the Effective Date, the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i)of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted this Plan.

    10.2 Binding Effect. Except as otherwise provided in Section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, any Debtor and its successors and assigns, including, without limitation, the Reorganized Debtor, the Distribution Trust and the Distribution Trustee whether or not the Claim or Equity Interest of such holder is Impaired under this Plan and whether or not such holder has accepted this Plan.

    10.3 Release of Assets. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtor, its assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article XI of this Plan, and Reorganized Debtor and the Distribution Trustee shall perform their respective duties and obligations as set forth in this Plan.

    10.4 Term of Injunctions or Stays. Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. Thereafter, the Effective Date injunctions, as described in Section 10.7 below, shall be permanent.

    10.5 Rights of Action. On and after the Effective Date, the Distribution Trust will, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future Rights of Action against any party and any and all rights of the Debtor (or derivative rights of the Unsecured Creditors' Committee) that arose before or after the Petition Date (including, without limitation, all rights of the Debtor relating to claims or recoveries under Chapter 5 of the Bankruptcy Code and those relating to the barge collision matter, the recovery of sales tax refunds and claims asserted against Columbia Sussex Corporation as described in greater detail in Debtor's Disclosure Statement). Subject to the provisions of this Plan, the Distribution Trust, may pursue, abandon, settle or release any or all such Rights of Action, as the Distribution Trustee deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The decision to investigate, prosecute and/or settle any Rights of Action, shall rest exclusively with the Distribution Trustee. The Distribution Trustee may, in its discretion, offset any such claim held against a party against any payment due such party under this Plan; provided, however, that any claims of the Debtor arising before the Petition Date shall first be offset against Claims against the Debtor arising before the Petition Date.

    10.6 Confirmation Date Injunction. On and after the Confirmation Date, all Persons (excluding the Debtor and the Distribution Trust) are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Right of Action for which the Debtor or Distribution Trustee retain sole and exclusive authority to pursue in accordance with this Plan.

    10.7 Effective Date Injunction. Except as otherwise set forth in this Plan, upon the Effective Date, all Persons (excluding the Distribution Trust or the Reorganized Debtor) that have held, currently hold or may hold a Claim or other debt or liability of the Debtor or Equity Interest or other right of an equity security holder of the Debtor shall be permanently enjoined from taking any actions on account of any such Claims, debts, liabilities or Equity Interests or rights, including but not limited to: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, New Owner, the Unsecured Creditors' Committee, Professionals and each of their current or former officers, directors, agents, employees and representatives;
(b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, New Owner, the Unsecured Creditors' Committee, Professionals and each of their current or former officers, directors, agents, employees and representatives; (c) creating, perfecting or enforcing any lien or encumbrance against any of the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, New Owner, the Unsecured Creditors' Committee, Professionals and each of their current or former officers, directors, agents, employees and representatives;
(d) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, New Owner, the Unsecured Creditors' Committee, Professionals and each of their current or former officers, directors, agents, employees and representatives; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator. Notwithstanding the foregoing, the Effective Date injunctions shall not extend to any affiliate of the Debtor and shall not preclude or restrict (a) the prosecution by Columbia Sussex Corporation and/or Wimar Tahoe Corporation of claims and counterclaims asserted against the Debtor, PCI and/or the Unsecured Creditors' Committee in Adversary Proceeding No. 06-04036, or (b) the prosecution of a direct claim against a Person other than the Debtor that is not derivative of a claim that may have been brought against the Debtor.

    10.8 No Liability For Solicitation Or Participation. As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with Section 1125(e) of the Bankruptcy Code. The Debtor and each of its respective agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale or purchase of a security issued or distributed pursuant to this Plan and, therefore, are not, and will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance sale, or purchase of securities under this Plan.

    10.9 Limitation Of Liability. Except as otherwise expressly provided for in this Plan, none of the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, the Estate, nor any of their respective employees, officers, directors, agents, advisors, members, attorneys, partners, equity holders or representatives, nor any Professionals employed by same, shall have or incur any liability to any Person for any act taken or omission made in good faith and in compliance with any applicable provisions, to the extent any provisions are applicable, of the Bankruptcy Code in connection with or related to the Chapter 11 Case, the pursuit of confirmation of this Plan or the confirmation of this Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan or in the context of the Chapter 11 Case. Notwithstanding any provisions of this Plan, no holder of a Claim or Equity Interest, or any other party in interest, and no successors or assigns of the foregoing, including their respective agents, employees, representatives, financial advisor, attorneys or affiliates, shall have any right of action against the Debtor, the Distribution Trust, the Distribution Trustee, the Reorganized Debtor, the Estate, or any of their respective present or former employees, officers, directors, agents, advisors, members, attorneys, partners, equity holders or representatives, or Professionals of same, for any act or omission in connection with or relating to the Chapter 11 Case, the pursuit of confirmation of this Plan and the consummation of this Plan, except for their willful misconduct determined by a Final Order of the Bankruptcy Court.

    10.10    Termination of Unsecured Creditors' Committee's Duties.  On the

Effective Date, the duties of the Unsecured Creditors' Committee shall terminate, except with respect to any pending appeal of an order entered in the Chapter 11 Case and the prosecution of Professional Fee Claims; provided, however, the Unsecured Creditors' Committee shall survive following the Effective Date for the limited purpose of ensuring the implementation of the Plan on behalf of holders of Unsecured Claims for a period not to exceed ninety (90) days, unless otherwise extended by agreement between the Distribution Trustee and the Unsecured Creditors' Committee or by further order of the Court. The reasonable fees and expenses of the Unsecured Creditors' Committees' respective Professionals shall be paid by Distribution Trust during the post-Effective Date period.

    10.11 PCI Settlement Agreement Releases. The mutual releases contained in Paragraph 7 of the PCI Settlement Agreement are incorporated and made a part of this Plan as if fully set forth herein.

                                  ARTICLE XI
                          RETENTION OF JURISDICTION

    Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction:

    (a) to determine the allowance or classification of Claims and Interests and to hear and determine any objections thereto;

    (b) to hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

    (c) over (i) the Distribution Trust, including the performance of the duties of the Trustee and in overseeing the Distribution Trust, (ii) the interpretation of the Distribution Trust Agreement, (iii) any disputes regarding a proposed Distribution, and (iv) all issues arising under or related to the Distribution Trust Agreement;

    (d) to hear and determine any motions in connection with the recovery, sale, liquidation, abandonment or other acquisition, pursuit or disposition of assets, including, without limitation, assets of the Debtor's Estate and the Distribution Trust Assets and any litigation constituting such assets;

    (e) to hear and determine any disputes concerning the PRC-MO Stock Sale Agreement, the PRC-MO Stock Sale Transaction or the PCI Settlement Agreement;

    (f) to determine any and all motions, adversary proceedings, applications, contested matters and other litigated matters in connection with the Chapter 11 Case that may be pending in the Bankruptcy Court on, or initiated after, the Effective Date;

    (g) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

    (h) to issue such orders in aid of the execution, implementation and consummation of this Plan to the extent authorized by Section 1142 of the Bankruptcy Code or otherwise;

    (i) to construe and take any action to enforce this Plan;

    (j) to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

    (k) to modify this Plan pursuant to Section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Plan, or to reconcile any non-material inconsistency in this Plan so as to carry out its intent and purposes;

    (l) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under Sections 330, 331, and 503(b) of the Bankruptcy Code;

    (m) to determine any other requests for payment of Administrative Expense Claims, Priority Tax Claims or any other Claims or Interests;

    (n) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan;

    (o) to consider and act on the compromise and settlement or payment of any Claim against the Debtor, the Reorganized Debtor, the Distribution Trust or the Distribution Trustee;

    (p) to recover all assets of the Debtor, and the Distribution Trust, wherever located;

    (q) to consider and act on the compromise and settlement of claims negotiated by the Debtor, or the Distribution Trustee, as the case may be, against third party defendants;

    (r) to determine all questions and disputes regarding title to assets of the Debtor, Reorganized Debtor, or the Distribution Trust;

    (s) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

    (t) to remedy any breach or default occurring under this Plan;

    (u) resolve and finally determine all disputes that may relate to, impact on or arise in connection with, this Plan;

    (v) to enforce all provisions of the Confirmation Order, including, without limitation, those relating to the PRC-MO Stock Sale Order and the PRC-MO Stock Sale Transaction;

    (w) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under Section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Petition Date through, and including, the date of the entry of a final decree closing the Chapter 11 Case);

    (x) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

    (y) hear any other matter consistent with the provisions of the Bankruptcy Code; and

    (z) to enter a final decree closing the Chapter 11 Case.

                                 ARTICLE XII
                           MISCELLANEOUS PROVISIONS

    12.1 Deletion of Classes. Any Class of Claims that does not contain as an element thereto an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class under Section 1129(a)(8) of the Bankruptcy Code.

    12.2 Effectuating Documents and Further Transactions. From and after the Confirmation Date until the Effective Date, the Debtor or the Distribution Trust, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on its behalf as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, without any further action by or approval of the board of directors of the Debtor.

    12.3 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale or assignments in connection with any disposition of assets contemplated by this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

    12.4 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
Section 1930, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid from Available Cash of the Distribution Trust on the Effective Date and through the entry of a final decree closing the Chapter 11 Case.

    12.5    Modification of this Plan.

        (a) Subject to the terms of the PCI Settlement Agreement, Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Debtor (and the Distribution Trustee in place of the Debtor following the Effective Date) may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A holder of an Allowed Claim or Equity Interest that is deemed to have accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

        (b) In the event that any Impaired Class or Classes of Allowed Claims or Equity Interest shall not accept this Plan, at the written election of Debtor filed with the Bankruptcy Court with respect to any one or more of said non-accepting Classes and Classes junior to such non-accepting Classes, this Plan shall be modified and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that this Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting this Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by such modifications. In particular, the treatment of any non-accepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article III, even if less favorable, to the minimum treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code.

    12.6 Withdrawal or Revocation. Debtor may withdraw or revoke this Plan at any time prior to the Confirmation Date. If Debtor revokes or withdraws this Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then this Plan shall be deemed null and void in all respects. In such event, nothing contained herein shall or shall be deemed to (a) constitute a waiver or release of any Claim by or against, or any Equity Interest in, the Debtor or any other Entity, or (b) prejudice in any manner the rights of Debtor or any other Entity in any further proceedings involving Debtor.

    12.7 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

    12.8 Notices. Any notices required or permitted to be provided under or in connection with this Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to the Debtor:
     c/o President Casinos Inc.

     1000 North Leonor K Sullivan Boulevard
     St. Louis, MO 63102-2568
     Attn:  Mr. Ralph Vaclavik
     Telephone No.:  314-622-3140
     Facsimile No.:  314-622-3172

with a copy to:
     Mark V. Bossi, Esq.
     THOMPSON COBURN LLP
     One US Bank Plaza
     St. Louis, MO  63101
     Telephone No.:  314-552-6000
     Facsimile No.:  314-552-7000

If to Reorganized Debtor:
     Pinnacle Entertainment, Inc.
     3800 Howard Hughes Pkwy., Suite 1800
     Las Vegas, NV  89109
     Attention:  John A. Godfrey
     Telephone:  (702) 784-7748
     Facsimile:   (702) 784-7778

With a copy to:
     Irell & Manella LLP
     1800 Avenue of the Stars
     Los Angeles, CA  90067
     Attention:  C. Kevin McGeehan
     Telephone:  (310) 277-1010
     Facsimile:   (310) 203-7199
-and-
     Lathrop & Gage L.C.

     The Equitable Building, Suite 1300
     10 South Broadway
     Attention:  Randall F. Scherck

     St. Louis, MO 63102 Facsimile: (314) 613-2550

     If to Unsecured Creditors' Committee:

     Mr. Jack Pohrer, President St. Louis Parking Co. 505 N. 7th St.

     Suite 2405
     St. Louis, MO  63101
     Telephone No.: 314-241-7777
     Facsimile No.:  314-241-4960

If to Distribution Trustee:

     President Casinos, Inc.
     1000 North Leonor K Sullivan Boulevard

     St. Louis, MO 63102-2568 Attn: Mr. Ralph Vaclavik Telephone No.:
     314-622-3140 Facsimile No.: 314-622-3172

If to the PCI Official Equity Committee:

     Klee, Tuchin, Bogdanoff & Stern, LLP
     2121 Avenue of the Stars, 33rd Floor

     Los Angeles, CA 90067
     Attention: Thomas E. Patterson
     Telephone No.: 310-407-4000
     Facsimile No.: 310-407-9090

    12.9 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any term or provision of this Plan is invalid, void or unenforceable, the Bankruptcy Court shall, solely at the request of Debtor or the Distribution Trustee, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder or the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a final judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

    12.10 Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

     Respectfully submitted,

     /s/ Mark V. Bossi
     David A. Lander, Esq., #3635
     Mark V. Bossi, Esq., #2675
     Cheryl A. Kelly, Esq., #3539
     THOMPSON COBURN LLP
     One U.S. Bank Plaza
     Suite 2600
     St. Louis, Missouri  63101
     Telephone No.: 314-552-6000
     Facsimile No.:  314-552-7000

     COUNSEL FOR THE DEBTOR